                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) April 27, 1995

                           CALIFORNIA BANCSHARES, INC.
- - -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                           0-9584                   94-2147553
- - -------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
 of incorporation)                     File Number)          Identification No.)

     100 Park Place, Suite 140, San Ramon, CA                        94583
- - -------------------------------------------------------------------------------
(Address or principal executive office)                           (Zip Code)

Registrant's telephone number, including area code:            (510) 743-4200

- - -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


                            Page 1 of _______  pages
                 The Index to Exhibits is located at page ______

Item 5.   OTHER EVENTS

     On April 18, 1995, California Bancshares, Inc. (the "Company") and First Community Bankshares, sole shareholder for Centennial Bank, signed a definitive agreement for Centennial Bank to be acquired by the Company for a purchase price of $16.25 million payable in cash at closing. Centennial Bank would then become a wholly-owned subsidiary of the Company. The acquisition is subject to regulatory approval and is expected to close in July, 1995.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS.

     2.1 Purchase Agreement dated as of April 18, 1995, between California Bancshares, Inc. and First Community Bankshares.

     2.2  News release announcing the Agreement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     April 24, 1995                CALIFORNIA BANCSHARES, INC.


                                   By /s/ Joseph P. Colmery
                                      ---------------------------------
                                        Joseph P. Colmery
                                        President and Chief
                                        Executive Officer

                                INDEX TO EXHIBITS


Number                                                    Exhibit
- - ------                                            ------------------------
2.1                                          Purchase Agreement, dated
                                             as of April 18, 1995.

2.2                                          News Release announcing the
                                             Agreement.